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Exhibit 99.3

CPI HOLDCO, INC.

Offer to Exchange
All Outstanding Privately Placed Floating Rate Senior Notes due 2015,
For an Equal Amount of its Floating Rate Senior Notes due 2015
That Have Been Registered Under the Securities Act of 1933, as Amended

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2005, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by CPI Holdco, Inc. (the "Issuer") to exchange $1,000 principal amount of the Issuer's Floating Rate Senior Notes due 2015 (collectively, the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of the Issuer's outstanding Floating Rate Senior Notes due 2015 (collectively, the "Outstanding Notes"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions contained in the enclosed Prospectus and the enclosed Letter of Transmittal. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

        IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with this letter and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

        Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS

        General:    If you are the beneficial owner of Floating Rate Senior Notes due 2015, please read and follow the instructions under the heading "Instructions to Registered Holder and/or DTC Participant From Beneficial Owner of Floating Rate Senior Notes due 2015" below.

Instructions to Registered Holder and/or DTC Participant
from Beneficial Owner of Floating Rate Senior Notes due 2015

        The undersigned beneficial owner acknowledge(s) receipt of your letter and the accompanying Prospectus dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by CPI Holdco, Inc. (the "Issuer") to exchange $1,000 principal amount of the Issuer's Floating Rate Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of the Issuer's outstanding Floating Rate Senior Notes due 2015 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

Principal Amount of Outstanding Notes Held for Account Holder(s)	Principal Amount of Outstanding Notes to be Tendered*

*
Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), all of the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including, without limitation, the representations that:

  •
  the undersigned is not an affiliate, as defined in Rule 405 under the Securities Act, of the Issuer;

  •
  the undersigned is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes;

  •
  the undersigned is acquiring the Exchange Notes in the ordinary course of its business; and

  •
  the undersigned is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Issuer.

        If a Holder of the Outstanding Notes is an affiliate of the Issuer, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such Holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Date:

Signature(s):

Print Name(s):

Address (including Zip Code):

Telephone Number (including Area Code):

Taxpayer Identification Number or Social Security Number:

My Account Number With You:

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CPI HOLDCO, INC.
Offer to Exchange All Outstanding Privately Placed Floating Rate Senior Notes due 2015, For an Equal Amount of its Floating Rate Senior Notes due 2015 That Have Been Registered Under the Securities Act of 1933, as Amended
INSTRUCTIONS
Instructions to Registered Holder and/or DTC Participant from Beneficial Owner of Floating Rate Senior Notes due 2015
SIGN HERE